EXHIBIT 99.1
Press Release Dated February 17, 2004



PARK CITY GROUP, INC. REPORTS 94% INCREASE IN SECOND QUARTER REVENUE AND POSTS A
                     SUBSTANTIAL IMPROVEMENT IN NET PROFIT


PARK CITY, UTAH - February 17, 2004 - Park City Group, Inc. (OTCBB: PKCY) whose technology had its genesis in the operations of Mrs. Fields Cookies, develops and markets patented computer software that helps its retail customers increase their sales while reducing their inventory and labor costs, announced a strong showing for the second quarter ended December 31,2003.

Park City Group reported quarterly revenues of $1,901,000 as compared to the same period last year of $981,000 which represents a 94% improvement. "This is an important achievement for the Company. Our plan to develop new channels for sales and revenue opportunities is achieving its goal and this is just the beginning of our efforts, "stated Randy Fields, Chairman and CEO of Park City Group.

In keeping with the stated objectives of careful cost controls, the quarterly expenses were reduced in Sales and Marketing, by $82,000 or a reduction of approximately 24% (Q2FY2004 $254,000 as compared to Q2FY2003 of $336,000). Expenses for General and Administrative activities were reduced by $206,000 or a decline of approximately 29% (Q2FY2004 of $498,000 as compared to Q2FY2003 of $704,000). There was an increase in Research and Development expenses of $116,000 or a 56% increase over the same period last year (Q2FY2004 of $322,000 as compared to A2FY2003 of $206,000). This increase was due in part to the efforts required to Page 2 - Park City Group, Inc. Reports 94% Increase in Second Quarter FY2004 and Posts a Substantial Improvement in Net Profit

develop a new application product (Center Store Inventory Manager) that is designed to provide increased sales opportunities in convenience, drug and grocery stores. This is where the Company's Fresh Market Manager product has its primary focus.

"We are experiencing a lift in the number of active sales opportunities, aided in part by an improving economy. This increasing activity level together with the prospective customers who have budgeted projects, an intense awareness of the problems that our products can correct, and our expanded product line with Center Store Inventory Manager is a positive indicator for us and improves our confidence in our ability to meet or exceed our business plan." Q2 and Six Months Earnings Release and Conference Call

Park City Group will formally report its final results for the second quarter and six months ended December 31, 2003 on February 17, 2004. The Company will then host a conference call on Thursday, February 19, 2004 at 2:30 p.m. MST. Details regarding conference call participation will be posted on the company's website: www.parkcitygroup.com, or may be obtained by contacting the company at 1-800-772-4556.

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About Park City Group:

Park City Group is a leading provider of profit enhancing software and services for the retail industry. The solutions were developed initially for the Mrs. Fields Cookies business, and Randall K. Fields, who Co- Founded Mrs. Fields Cookies is CEO of Park City Group. Park City Group has such marquee customers like, The Home Depot, The Limited, Williams-Sonoma and many more recognized retail operations. The company uniquely leverages its expertise in retail operations management and state-of-the-art, patented technologies to simplify the planning and execution of complex processes; deliver timely, relevant and "action-able" information; and improve its customers' profitability by putting the "best manager" in every store. Feel free to contact us (Media Contact Randy Fields) at 800.772.4556 or info@parkcitygroup.com. To find out more about Park City Group (OTCBB: PKCY), visit our website at www.parkcitygroup.com.


Statements in this press release that relate to Park City Group's future plans, objectives, expectations, performance, events and the like are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in worldwide and U.S. economic conditions that materially impact consumer spending and consumer debt, changes in demand for the Company's products and services, risks associated with the integration of acquisitions and other investments, and other factors discussed in the "forward-looking information" section and the "risk factor" section of the management's discussion and analysis included in the Company's annual report on Form 10-K for the year ended June 30, 2003 filed with the Securities and Exchange Commission. Park City Group uses the paid services of investor relations organizations to promote the Company to the investment community. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.